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                                  EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the use in the current report on Form 8-K, under the Securities and Exchange Act of 1934, of Brooke Corporation, dated October 8, 2002, of our report dated September 19, 2002 insofar as such report relates to the financial statements and schedules of CJD & Associates, L.L.C. for the fiscal years ended December 31, 2000 and 2001.


/s/ Summers, Spencer & Cavanaugh, CPAs, Chartered

Summers, Spencer & Cavanaugh, CPAs, Chartered
Topeka, Kansas
October 7, 2002